UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

          Date of Report (Date of earliest reported): October 19, 2005

                         ADDISON-DAVIS DIAGNOSTICS, INC.
               (Exact name of registrant as specified in charter)

           Delaware                   000-25022                  800103134
 (State or other jurisdiction        (Commission              (IRS Employer
        of incorporation)            File Number)          Identification No.)

                             143 Triunfo Canyon Road
                           Westlake Village, CA 91361

       Registrant's telephone number, including area code: (805) 494-7838

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))


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SECTION 8 - OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

      (a) On October 19, 2005, the Company converted convertible notes in the aggregate amount of $12,240 in exchange for the issuance of 1,200,000 shares of its common stock (the "Conversions") in accordance with Notices of Conversion from four separate Convertible Note Holders; AJW Partners, LLC, AJW Offshore, LTD,New Millennium Capital Partners II, LLC and AJW Qualified Partners, LLC (collectively the "Convertible Note Holders"). The Manager for the Convertible Note Holders is Corey S. Ribotsky. The Administrator for the Convertible Note Holders is The N.I.R. Group, 1044 Northern Blvd., Suite 302, Roslyn, New York 11576, Telephone 516-739-7110; Facsimile 516-739-7115. The Conversions were pursuant to a Securities Purchase Agreement that the Company entered into on May 28, 2004 with four accredited institutional investors, (the Convertible Note Holders listed above), for the issuance of an aggregate of $1,000,000 principal amount 10% Callable Secured Convertible Notes.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ADDISON-DAVIS DIAGNOSTICS, INC.

Date: October 19, 2005                /s/ Fred De Luca
                                      ----------------
                                      Fred De Luca
                                      Secretary